SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT

Check the appropriate box:

[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                                  VIZARIO, INC.
                  --------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

    [X}  No Fee Required.
    [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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          (4)  Proposed maximum aggregate value of transaction:

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    [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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                                  VIZARIO, INC.
                             12373 E. Cornell Avenue
                             Aurora, Colorado 80014

                              INFORMATION STATEMENT

                          Mailing Date: April 15, 2005

                  We are not asking you for a proxy and you are
                        requested not to send us a proxy


General

     This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Vizario, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 50,000,000 up to 500,000,000. This amendment has already been approved by the consent of persons holding 25,420,000 Shares, which is a majority of the 40,949,272 outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

     The cost of this Information Statement will be borne by the Company.

Record Date

     The close of business on April 1, 2005, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 78.320 of the Nevada General Corporation Law.

     The voting securities of the Company are the shares of its Common Stock, of which 40,949,272 shares were issued and outstanding as of April 1, 2005. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

     Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of April 1, 2005 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.

        Name and Address                Amount & Nature
         of Beneficial                   of Beneficial               Percent
            Owner                        Ownership  (1)             of Class
  -----------------------               ---------------             --------

  *Stephen M. Siedow                    25,420,000 (2)                58.5%
  12373 E. Cornell Avenue
  Aurora, Colorado 80014

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        Name and Address                Amount & Nature
         of Beneficial                   of Beneficial               Percent
            Owner                        Ownership  (1)             of Class
  -----------------------               ---------------             --------

  Alpha Capital Aktiengesellschaft       4,000,000 (3)                 9.2%
  C/O LH Financial Services Corp.
  160 Central Park South,  Suite 2701
  New York, New York 10019

  *All directors & officers                420,000                    58.5%
   as a group (1 person)


1 As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The calculation of Vizario's total outstanding shares includes warrants to acquire 2,500,000 shares of common stock at $.001 per share.

2 Mr. Siedow disclaims beneficial ownership of 50,000 shares of common stock owned by his wife, Linda M. Siedow and 96,000 shares of common stock owned by his sons and daughter (32,000 shares each).

3 Includes warrants to acquire 2,500,000 shares of Vizario's common stock at $.001 per share. The warrants: (i) limit the holders to a 9.99% beneficial ownership of the Company's outstanding shares, and (ii) are exercisable until April 10, 2007.


As of April 1, 2005, there were approximately 100 shareholders of record.

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                                 PROPOSAL NO. 1

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                INCREASE OF AUTHORIZED SHARES OF COMPANY'S COMMON


     The stockholders holding a majority of the common stock have approved an amendment to Article 5 of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 up to 500,000,000.

     The Company's Certificate of Incorporation presently authorizes the issuance of 50,000,000 shares of Common Stock having $0.001 par value, of which 40,949,272 shares were outstanding at the close of business on April 1, 2005.

     The Board of Directors has proposed the increase in authorized common to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares to raise capital or to effect an acquisition. The Company has not entered into any agreement or understanding of any kind with any person regarding a business combination or to raise equity capital.

     Under the laws of the State of Nevada, authorized, but unissued and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the Board of Directors may determine without further action by the shareholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing shareholders.

     Although the Board of Directors has no present intent to do so, the unissued and authorized shares of the Company could be issued as defense to an attempted takeover of the Company and may have an anti-takeover effect. Management is not aware of any effort on the part of any person to acquire control of the Company.

     The additional shares of Common Stock authorized by this proposed amendment will, if and when issued, have the same rights and privileges as the shares of Common Stock currently authorized. Holders of shares of Common Stock of the Company have no preemptive rights.

     The amendment will be filed with an effective date with the Nevada Secretary of State no less than twenty days after the mailing of the Information Statement.

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